                                                              Exhibit (N)(1)(II)

                                   SCHEDULE B

                                     TO THE

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                                ING MUTUAL FUNDS

                       12B-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                       A      B      C      I      M     O       Q
                                      ----   ----   ----   ---   ----   ----   ----
ING Emerging Countries Fund           0.35   1.00   1.00   N/A   1.00    N/A   0.25
ING Foreign Fund                      0.25   1.00   1.00   N/A    N/A    N/A   0.25
ING Global Equity Dividend Fund       0.25   1.00   1.00   N/A    N/A   0.25    N/A
ING Global Real Estate Fund           0.35   1.00   1.00   N/A    N/A   0.25    N/A
ING Global Value Choice Fund          0.35   1.00   1.00   N/A    N/A    N/A   0.25
ING International Fund                0.25   1.00   1.00   N/A    N/A    N/A   0.25
ING International SmallCap Fund       0.35   1.00   1.00   N/A    N/A    N/A   0.25
ING International Value Choice Fund   0.25   1.00   1.00   N/A    N/A    N/A    N/A
ING Precious Metals Fund              0.25   1.00   1.00   N/A    N/A    N/A   0.25
ING Russia Fund                       0.25   1.00   1.00   N/A    N/A    N/A   0.25